Exhibit 99.3

Capital One

Computershare

Computershare Trust Company, N.A.
P.O. Box 43078
Providence Rhode Island 02940-3078
Within the US, Canada & Puerto Rico 888 985 2057
Outside the US, Canada & Puerto Rico 781 575 2725
www.computershare.com/investor

Name

Address

City, State, Zip

Holder Account Number

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example. ABC 123 X

Dividend Reinvestment Plan - Direct Debit Authorization - Monthly

Funds will be withdrawn on the 15th of the month or next business day.

$, .

Dollar Amount:
This plan allows for a minimum amount of $50 with a maximum of $10,000 per month.

Financial Institution Information

A.
Please select one. ☐ Individual ☐ Joint ☐ Other

B.
Please select one. ☐ Checking Account ☐ Savings Account

Financial institution account number

Financial institution routing number

Note: DO NOT USE A CREDIT CARD. If you do not know your account number or the routing number, please see the reverse side of this form or check with your financial institution.
Account numbers must be in numeric format.
Name(s) in which the above account is held

Note: If you are not currently enrolled in this company's Plan, by signing this form, you agree to the following: (1) to enroll in the Plan for full dividend reinvestment so that all of your dividends will be used to purchase additional shares (if available); (2) to be bound by the terms and conditions of the prospectus or brochure that governs the Plan; (3) that you have read and fully understand the terms and conditions of the prospectus or brochure; and (4) that you further agree that your participation in the Plan will continue until you notify Computershare in writing or by other available means that you desire to terminate participation in the Plan. Upon providing such notification, you acknowledge that withdrawal from the Plan will be subject to the terms and conditions of the prospectus or brochure that governs the Plan.

I/We hereby authorize Computershare to make monthly automatic transfers of funds from the above account in the amount shown. This deduction will be used to purchase shares to be deposited into my/our account.
All owners of the financial institution account must sign below.

Signature 1 - Please keep signature within the box.

Signature 2 - Please keep signature within the box.

Date (mm/dd/yyyy) / /

Daytime Telephone Number

Please return completed form to:

Computershare
P.O. Box 43078
Providence RI 02940-3078

E 5 U E M D   C O F

00H3PB-WEB

How to complete this form

1. This company plan offers only monthly deductions. Check the box to confirm your agreement.

2. Amount of automatic deduction: Indicate the amount authorized to transfer from your account to purchase additional shares.

3. Indicate the type of account held with the financial institution.

4. Indicate checking or savings.

5. Print the complete financial institution account number.

6. Print the financial institution routing number from your check or savings deposit slip. If you are using a savings account, contact your financial institution for the routing number.

7. Print the name(s) in which the financial institution account is held.

8. All authorized owners of the financial institution account must sign this form.

SAMPLE CHECK

John A. Doe Name(s) in which Mary B. Doe account is held 123 Your Street

Anywhere , U.S.A. 12345

ORDER OF $

63-858 670

20

Financial institution and branch information

Bank of Anywhere 123 Main Street Anywhere, USA 12345 FOR

SAMPLE (NON-NEGOTIABLE)

A123456789A 12345678901234567C 12345

Routing number Account number Check number

00H3QA-WEB